EXHIBIT 10.9 WIRELESS RONIN TECHNOLOGIES, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT PURSUANT TO 2006 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Number of shares subject to option: ____________                                                                                                                     Option No: ____

Date of grant: ______________, ____

THIS OPTION AGREEMENT, is entered into by and between Wireless Ronin Technologies, Inc., a Minnesota corporation (the "Company"), and ____________, an individual eligible to receive options under the Plan ("Optionee").  Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Company's 2006 Non-Employee Director Stock Option Plan, as amended.
    1.           Non-Qualified Stock Option.  The Option evidenced by this Agreement is not intended to, and did not at the date of grant, qualify as an "incentive stock option" within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended.

    2.           Grant of Option.  Pursuant to the provisions of the Plan, the Company grants to the Optionee, subject to the terms and conditions of the Plan and this Agreement, the right and option to purchase from the Company all or a part of an aggregate of _________ (________ ________) shares of Common Stock (the "Shares") at the purchase price of $_____ per share (the "Option").

     3.           Terms and Conditions.  It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

            (a)           Expiration Date.  The Option expires five years after the date of grant specified above.

            (b)           Exercise of Option.  Subject to the Plan and the other terms of this Agreement regarding the exercisability of the Option, the Option shall be exercisable as to (i) ________ shares on the date of grant and (ii) an additional ________ shares if Optionee is then an Outside Director on each subsequent date of reelection to the Board of Directors by the shareholders of the Company.  Any exercise must be accompanied by a written notice to the Company specifying the number of shares of Common Stock as to which the Option is being exercised.

            (c)           Payment of Purchase Price Upon Exercise.  At the time of any exercise, the exercise price of the Shares as to which the Option is being exercised shall be paid in United States dollars by certified check or bank draft, by tendering shares of Common Stock owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, or by a combination of United States dollars and Common Stock, all as set forth in Section 5(e)(iii) of the Plan.

    (d)           Nontransferability.  The Option shall not be transferable other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.  No transfer of the Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and a copy of the will or such other evidence as the Board may determine necessary to establish the validity of the transfer.

            (e)           No Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any Shares prior to the date of issuance to the Optionee of a certificate for such Shares.

            (f)           Compliance with Law and Regulations.  The Option and the obligation of the Company to sell and deliver Shares hereunder are subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Option shall not be exercisable, and the Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of the Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  Moreover, the Option may not be exercised if its exercise or the receipt of Shares pursuant thereto would be contrary to applicable law.

            (g)           Income Taxes.  The Optionee understands that, upon exercise of this Option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price.  The Optionee is wholly responsible for the payment of any taxes incurred as a consequence of the exercise of this Option and any subsequent sale of the Shares.

4.          Termination of Status as an Outside Director.  Upon the termination of Optionee's status as an Outside Director for any reason prior to the expiration of the Option, the Option may be exercised, to the extent that the Optionee shall have been entitled to do so on the date of his or her termination, at any time or from time to time, but not later than (i) the expiration of the Option or (ii) twelve months after the Optionee's termination, whichever date is earlier; provided, that if the Optionee is restricted by agreement with the managing underwriter of an underwritten public offering of the Company’s common stock from effecting any sales or transfers of the Shares ( the “Lock-Up Agreement”), the time period in (ii) above shall be extended until the date 90 days following the expiration of such Lock-Up Agreement.

5.          Suspension or Termination of Option for Misconduct.  If the Board reasonably believes that the Optionee has committed an act of misconduct, it may suspend the Optionee's right to exercise the Option pending a determination by the Board.  If the Board determines that the Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if the Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company, neither the Optionee nor the Optionee's estate shall be entitled to exercise any option whatsoever.  In making such determination, the Board shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf at a hearing before the Board.

6.          Optionee Bound by Plan.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  In the event of any question or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall govern.

7.          Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at Wireless Ronin Technologies, Inc., Baker Technology Plaza, Suite 475, 5929 Baker Road, Minnetonka, Minnesota 55345, Attention: Chief Financial Officer; and any notice hereunder to the Optionee shall be addressed to the Optionee at the address last appearing in the records of the Company; subject to the right of either party to designate at any time hereunder in writing some other address.

8.          Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

9.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any other jurisdiction.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and the Optionee has executed this Agreement, both as of the day and year first above written.

WIRELESS RONIN TECHNOLOGIES, INC.

By:  ______________, Chief Executive Officer

OPTIONEE

[Optionee]